Exhibit 99.1

Alliqua Names Jerome Zeldis, MD, PhD, to Its Board of Directors

NEW YORK, May 16, 2012 (GLOBE NEWSWIRE) -- Alliqua, Inc. (OTCBB:ALQA) ("Alliqua" or the "Company") announced today that Jerome Zeldis, MD, PhD, has joined its Board of Directors. Dr. Zeldis, an experienced senior biopharmaceutical executive, is currently the CEO of Celgene Global Health and Chief Medical Officer of Celgene Corporation, based in Summit, New Jersey.

Dr. Zeldis received his training in Internal Medicine at the UCLA Center for the Health Sciences and was a clinical and research fellow in gastroenterology at Massachusetts General Hospital and Harvard Medical School. Additionally, he was an Assistant Professor of Medicine at the Harvard Medical School, an Associate Professor of Medicine at the University of California, a Clinical Associate Professor of Medicine at Cornell Medical School and a Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey. Dr. Zeldis has published 112 peer reviewed articles and 24 reviews, book chapters, and editorials.

About Alliqua, Inc.

Alliqua, Inc. (OTCBB:ALQA) ("Alliqua") is an advanced biomedical products company focused on the development and manufacturing of proprietary technologies in the fields of drug delivery, advanced wound care and liver health preservation. Through its wholly-owned subsidiary, Alliqua BioMedical, Inc., Alliqua intends to develop active ingredient and transdermal drug delivery products, primarily utilizing the proprietary hydrogel technology platform of AquaMed Technologies, Inc. ("AquaMed"), Alliqua's subsidiary.

AquaMed manufactures custom hydrogels used for transdermal drug delivery, wound care, medical diagnostics, and cosmetics. These products use proprietary manufacturing technologies which enable AquaMed to produce what is known in the healthcare industry as high water content, electron beam crosslinked aqueous polymer sheet hydrogels. AquaMed believes that it is one of two manufacturers in the world for these gels. Alliqua's third subsidiary, HepaLife Biosystems, Inc., focuses on the development of a cell-based bio-artificial liver system, known as HepaMate™.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, the lack of meaningful research results, the impairment of our goodwill and intangibles, adverse economic conditions, the loss of a key customer or supplier, the entry of new competitors and products, adverse federal, state and local government regulation, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans and the loss or retirement of key executives and research scientists. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K filed with the SEC on March 29, 2012. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Alliqua, Inc.
Steven Berger
646-218-1450